IQST - iQSTEL Advances Global Expansion with Strategic Acquisition Agreement to Fully Consolidate SwissLink Carrier AG., Enhancing Telecom Powerhouse Vision

New York, NY, November 4, 2024 — iQSTEL Inc. (OTC: IQST), a rapidly expanding leader in telecommunications, proudly announces a major step in its journey to global telecom dominance with the signing of a transformative Memorandum of Understanding (MOU) to acquire the remaining 49% of SwissLink Carrier AG. This strategic agreement accelerates iQSTEL’s consolidation of international telecom assets, enhancing its operational strength and advancing its mission to become a worldwide telecom powerhouse.

The MOU gives Mr. Koehler to swap his 49% ownership in SwissLink, valued at $750,000, for iQSTEL common shares, with the transaction unfolding over the next five years at 10% ownership per year. This thoughtful, phased structure minimizes dilution at iQSTEL’s current stock price, allowing for a prudent approach that maximizes shareholder value. This seamless, scalable arrangement underscores iQSTEL’s commitment to investor-friendly decisions, laying a foundation for exponential growth and industry consolidation.

Mr. Koehler’s choice to transition his SwissLink ownership into iQSTEL shares highlights his confidence in iQSTEL’s ambitious vision for growth. With a partnership history spanning over six years, Mr. Koehler is deeply aligned with iQSTEL’s mission and goals. Beyond ownership exchange, he will continue to play a pivotal role in shaping our European business strategy, ensuring continuity and leveraging his seasoned expertise to drive innovation across the region.

Adding to the excitement, this transaction is part of a larger plan designed to deliver operational efficiencies projected to save iQSTEL up to $2 million annually—a substantial boost to profitability that reflects the efficiency and scalability of this consolidation. Investors should take note of this critical milestone, as it enhances iQSTEL’s operational strength and represents a key advancement in the company’s roadmap to high-margin, next-generation telecom solutions.

The transition will be seamless for SwissLink’s customers, maintaining uninterrupted service and operational excellence. Juan Carlos Lopez Silva will continue as CEO of both SwissLink and Etelix, ensuring stability and leadership in our European operations.

Leandro Jose Iglesias, CEO of iQSTEL, commented: “The trust and dedication Ralf has demonstrated by committing to this ownership exchange are testaments to the strength of our shared vision. This transaction not only benefits our shareholders with a structured, non-dilutive approach but also strengthens our footing in Europe, setting the stage for increased value creation. We are moving fast, adding high-tech, high-margin products like our recent Cycurion partnership and our AI-powered AIRWEB.ai service. In parallel, we are actively consolidating our telecom operations to deliver up to $2 million in annual savings. This combination of innovation and operational efficiency is accelerating our path to global leadership.”

This ownership exchange represents a significant advancement in iQSTEL’s strategy to build a resilient, consolidated telecom framework that supports next-generation communication technologies on a global scale.

About SwissLink Carrier AG

SwissLink Carrier AG is a licensed Swiss-based telecommunications provider, specializing in domestic and international voice and SMS termination. With over 200 interconnections across Tier 1, Tier 2, and Tier 3 telecommunications providers, SwissLink holds a prominent position in the industry.

SwissLink Carrier plays a key role in the European telecom market, managing essential connectivity across countries in the region. The company maintains several direct interconnections with the largest European telecom operators, which serve the most extensive end-user bases. This strategic positioning enables SwissLink to efficiently handle significant traffic flows from various global origins into Europe and the European Economic Area (EEA). Its tailored voice analysis and management platform ensures optimal performance and reliability.

With a team boasting over 75 years of industry expertise, SwissLink Carrier AG invites partners to join its network and benefit from its innovative, customer-centric approach to telecommunications.

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About iQSTEL (Updated Oct. 2024):

iQSTEL Inc. (OTC-QX: IQST) (www.iQSTEL.com) is a US-based multinational publicly listed company in the final stages of the path to becoming listed on NASDAQ. With FY2023 revenues of $144 million and a forecasted $290 million in revenue, alongside positive operating income of seven digits for FY-2024, iQSTEL is positioning itself for explosive growth. iQSTEL's mission is to serve basic human needs in today's modern world by making essential tools accessible, regardless of race, ethnicity, religion, socioeconomic status, or identity. The company recognizes that modern human needs such as physiological, safety, relationship, esteem, and self-actualization are marginalized without access to ubiquitous communications, financial freedom, clean, affordable mobility, and information.

iQSTEL has been building a strong business platform with its customers, and by leveraging this trust, the company is now beginning to sell high-tech, high-margin products across its divisions. iQSTEL is strategically positioned to achieve $1 billion in revenue by 2027 through organic growth, acquisitions, and high-margin product expansion.

•	Telecommunications Services Division (Communications): Includes VoIP, SMS, International Fiber-Optic, Proprietary Internet of Things (IoT), and a Proprietary Mobile Portability Blockchain Platform.
•	Fintech Division (Financial Freedom): Provides remittance services, top-up services, a MasterCard Debit Card, US bank accounts (no SSN required), and a Mobile App.
•	Electric Vehicles (EV) Division (Mobility): Offers Electric Motorcycles and plans to launch a Mid-Speed Car.
•	Artificial Intelligence (AI) Services Division (Information and Content):
Provides AI solutions for unified customer engagement across web and phone channels, along with a white-label platform offering seamless access to services, entertainment, and support in a virtual 3D interface.
•	Cybersecurity Services:
Through a new partnership with Cycurion, iQSTEL will offer advanced cybersecurity solutions, including 24/7 monitoring, threat detection, incident response, vulnerability assessments, and compliance management, providing essential protection to telecommunications clients and beyond.

iQSTEL has completed 11 acquisitions since June 2018 and continues to develop an active pipeline of potential future acquisitions, further expanding its suite of products and services both organically and through mergers and acquisitions.

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Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.
IR US Phone: 646-740-0907
IR Email: investors@iqstel.com

Contact Details
iQSTEL Inc.
+1 646-740-0907
investors@iqstel.com

Company Website
www.iqstel.com

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